                                  SCHEDULE 14a
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14A-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 BUFFETS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement, if
                           other than the Registrant)

Payment of Filing Fee (Chech the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  BUFFETS, INC.
                               10260 VIKING DRIVE
                       EDEN PRAIRIE, MINNESOTA 55344-7229

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 11, 1999

To the Shareholders of Buffets, Inc.

                  The annual meeting of shareholders of Buffets, Inc., a Minnesota corporation, will be held in accordance with the By-laws of the Company on Tuesday, May 11, 1999, at 9:00 a.m. at the Company's Old Country Buffet(R) restaurant, 13603 Grove Drive, Maple Grove, Minnesota, for the following purposes:

                  1.     Electing a board of six directors for the ensuing year;

                  2.     Approving   Deloitte  &  Touche  LLP  as  independent
                         auditors for the Company for the current fiscal year;
                         and

                  3. Transacting such other business as may properly come before the meeting.

                  Only shareholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the annual meeting.

                  You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            H. Thomas Mitchell, Secretary

Eden Prairie, Minnesota
March 31, 1999

                                  BUFFETS, INC.
                               10260 VIKING DRIVE
                       EDEN PRAIRIE, MINNESOTA 55344-7229

                                 PROXY STATEMENT

                  The approximate date on which this proxy statement and the accompanying form of proxy are being first sent to shareholders is March 31, 1999.

                     SOLICITATION AND REVOCABILITY OF PROXY

                  The enclosed proxy is solicited on behalf of the Board of Directors of Buffets, Inc., a Minnesota corporation, for use at the annual meeting of shareholders to be held on May 11, 1999. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Officers and employees of the Company will receive no special remuneration for any such solicitation activities. The Company will inquire of any record holders known to be brokers, dealers, banks or their nominees whether other persons are the beneficial owners of shares held in their names and, if so, will take steps necessary to supply copies of solicitation materials to such beneficial owners. All valid proxies will be voted at the annual meeting in accordance with the instructions set forth in the proxies.

                  A shareholder executing a proxy may revoke it at any time before its exercise by filing with the Secretary of the Company, before or at the meeting, a written instrument of revocation or a duly executed proxy bearing a later date. A shareholder voting through a proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give a proxy authority to vote, or withholds authority to vote, on a certain proposal shall not be considered present and entitled to vote on such proposal.

                  The Common Stock of the Company, par value $.01 per share, is the only authorized and outstanding voting security of the Company. Only those holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on March 19, 1999 will be entitled to notice of and to vote at the annual meeting. At the close of business on March 19, 1999, there were 43,898,284 shares of Common Stock outstanding, each entitled to one vote per share. Holders of Common Stock do not have cumulative voting rights.

                  The  Annual  Report  of  the  Company,   including   financial
statements, for the year ended December 30, 1998 is being furnished to each shareholder with this proxy statement.

                    ITEM 1: NUMBER AND ELECTION OF DIRECTORS

GENERAL

                  The By-laws of the Company provide that at each annual meeting the shareholders shall determine the number of directors to constitute the Board of Directors and shall elect such directors. Each director elected serves until the next annual meeting of shareholders and until his or her successor is elected and qualified.

NOMINEES

                  The Board of Directors recommends that the shareholders set the number of directors at six and that the nominees named below be elected as directors of the Company for the ensuing year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named in the table below except as specifically directed otherwise. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the annual meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding these nominees is set forth in the table below.


                                                        Principal Occupation and Business Experience
Name (Age)                         Director Since       for Last Five Years
-------------------------------------------------------------------------------------------------------------------
Walter R. Barry, Jr. (65)               1995            Private investor since 1985; Executive Vice
                                                        President of General Mills Inc. from June 1979 to
                                                        December 1986; Director of Interactive
                                                        Technologies Inc.(1)

Marvin W. Goldstein (55)                1997            Private Investor since 1997; Executive Vice
                                                        President and Chief Operating Officer of Regis
                                                        Corporation from April 1997 to August 1997;
                                                        Chairman, Chief Executive Officer and President
                                                        of Pet Food Warehouse, Inc. from July 1995 to
                                                        December 1996; President and Chief Operating
                                                        Officer of the Department Store Division of
                                                        Dayton Hudson Corporation from 1992 to
                                                        September 1994; Director of Greenspring
                                                        Company, Wilson's The Leather Experts,
                                                        Appliance Recycling Centers of America, Inc. and
                                                        Paper Warehouse, Inc. (2)

Roe H. Hatlen (55)                      1983            Co-Founder of the Company; Chairman and
                                                        Chief Executive Officer of the Company since
                                                        1983; and President of the Company from May
                                                        1989 to September 1992

                                        3



                                                        Principal Occupation and Business Experience
Name (Age)                          Director Since      for Last Five Years
-------------------------------------------------------------------------------------------------------------------
Alan S. McDowell (60)                   1984            Private investor since 1983; Director of AGCO
                                                        Corporation

C. Dennis Scott (52)                    1996            Co-Founder of the Company; Vice Chairman of the
                                                        Company since September 1996; Chief Operating
                                                        Officer of the Company from September 1996 to
                                                        August 1998; President of the Company from 1983
                                                        to 1989; Co-Founder of HomeTown Buffet, Inc.
                                                        ("HomeTown"); Director and Chief Executive
                                                        Officer of HomeTown since 1989 (3)

Michael T. Sweeney (41)                 1998            President of Starbucks Coffee Company (U.K.)
                                                        Ltd. since November 1998; Chief Executive
                                                        Officer of The Minnesota Pizza Company, L.L.C.
                                                        from December 1995 to November 1998; President
                                                        and CEO of Blockbuster Mid-America from
                                                        September 1991 to July 1995(4)


(1)      General Mills Inc. markets consumer foods.
(2) Regis Corporation is a publicly held operator and franchisor of hair and retail product salons. Pet Food Warehouse, Inc. was a publicly held retailer of pet supplies until its merger with Petco Animal Supplies, Inc. in December 1996. Dayton Hudson Corporation is a national general merchandise company operating Target, Mervyn's, Daytons and Hudson stores.
(3) HomeTown was a publicly held operator of buffet style restaurants until its merger with Country Delaware, Inc., a wholly-owned subsidiary of the Company, in September 1996 (the "HomeTown Merger"); it is now a wholly-owned subsidiary of the Company.
(4) Starbucks Coffee Company (U.K.) Ltd. is a wholly-owned subsidiary of Starbucks Corporation. The Minnesota Pizza Company is a privately held franchisee of Papa John's pizzerias. Blockbuster Corporation is an operator of video rental and retail stores.

VOTE REQUIRED

                  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at the annual meeting is required for the election of each nominee. If a shareholder does not otherwise direct, the shares represented by the proxy solicited hereby will be voted in favor of each of the above-named nominees.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

                          CERTAIN INFORMATION REGARDING
                      THE BOARD OF DIRECTORS OF THE COMPANY

                  During fiscal 1998, the Board of Directors of the Company met five times and otherwise conducted business by written action. During this period each director attended 75% or more of the aggregate of the total number of Board meetings and total number of meetings held by all committees of the Board on which he served. Board members who are not also officers or employees of the Company receive a fee of $1,500 for each regular meeting attended, $500 for each special meeting attended and a $3,000 quarterly fee. Non-employee directors that are members of the Audit Committee or the Compensation Committee receive fees for their participation on those committees as described below. The Company does not have a standing Nominating Committee.

AUDIT COMMITTEE

                  The Board of Directors has an Audit Committee comprising four independent directors during fiscal 1998. Prior to the annual meeting of shareholders on May 12, 1998, the Audit Committee consisted of Messrs. Barry, McDowell, and Michael Winton. Mr. Winton served through the date of his resignation from the Board of Directors on March 3, 1998. Following May 12, 1998, the Audit Committee was comprised of Messrs. Barry, Goldstein, McDowell and Sweeney. The principal functions of the Audit Committee are to (i) recommend to the Board of Directors the independent public accountants to act as the Company's independent auditors; (ii) discuss with representatives of management and the independent auditors the scope and procedures used in auditing the records of the Company; and (iii) review the financial statements of the Company. The Audit Committee met once during fiscal 1998. Audit Committee members receive a fee of $500 for each Committee meeting attended on a day other than a regularly scheduled Board of Directors meeting.

COMPENSATION COMMITTEE

                  The Company also has a Compensation and Stock Option Committee comprising four independent directors (the "Compensation Committee"). Prior to the annual meeting of shareholders on May 12, 1998, the Compensation Committee consisted of Messrs. Barry, McDowell, and Michael Winton. Mr. Winton served through the date of his resignation from the Board of Directors on March 3, 1998. Following May 12, 1998, the Compensation Committee was comprised of Messrs. Barry, Goldstein, McDowell and Sweeney. The principal functions of the Compensation Committee are to review and recommend compensation for executive personnel and to administer the Company's stock option plans (other than the Director Plan (as defined below)). The Compensation Committee met five times during fiscal 1998. Compensation Committee members receive a fee of $500 for each Committee meeting attended on a day other than a regularly scheduled Board of Directors meeting.

DIRECTOR STOCK OPTION PROGRAM

                  On May 13, 1997, the Board of Directors of the Company approved the adoption of the Buffets, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"). The primary purpose of the Director Plan is to provide for the availability of stock options to assist in the recruitment of qualified candidates for directorship positions with the Company and, secondarily, to compensate non-employee directors for their contributions to the Company. On May 12, 1998, the shareholders of the Company approved the Director Plan and authorized an increase in the number of shares available for grant from 25,000 shares to 150,000 shares. Of the 150,000 shares of the Company Common Stock presently allocated to the Director Plan, 10,000 shares were utilized in an Initial Grant (as defined in the Director Plan) to Mr. Marvin W. Goldstein upon his appointment to the Board of Directors in August 1997, and 10,000 shares were utilized in an Initial Grant to Mr. Michael T. Sweeney upon his appointment to the Board of Directors in February 1998. Mr. Goldstein's options have an exercise price of $10.0625 per share, while Mr. Sweeney's are exercisable at $11.8125 per share. No other grants have been made under the Director Plan.

OTHER DIRECTOR COMPENSATION

                  Directors are reimbursed for travel expenses incurred in connection with Board and committee meetings.


                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

                  The Compensation Committee establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option plans. The Compensation Committee attempts to structure the compensation packages of the executive officers of the Company to attract and retain persons of exceptional quality and to include effective incentives to motivate Company executives to continue the success and growth of the Company.

                  The Company's executive compensation packages, the terms of which generally are established early each year, consist of three principal components: (i) base salaries, (ii) cash bonuses and (iii) stock options. The Compensation Committee's basic compensation philosophy is that a significant portion of each executive officer's compensation should be tied directly to the Company's fortunes. Cash bonuses are indexed to earnings per share, and may approach or equal each officer's annual base compensation. Stock options with incremental vesting provide the opportunity for long-term appreciation. The separate compensation components are described in more detail below.

BASE SALARIES

                  In order to set the base salary for each executive officer in 1998, including the Chief Executive Officer, the Compensation Committee reviewed the financial performance of the Company over the most recently completed fiscal year (principally revenues, net income and return on equity) and the responsibilities and performance of each individual officer. These factors were given greater consideration in 1998 than industry compensation practices in general. All factors were evaluated subjectively in the sense that the Compensation Committee did not attempt as part of its deliberations to rigorously weight, quantify or otherwise relate them to specific levels of compensation. The Compensation Committee believes that the inherent flexibility and administrative simplicity of this approach outweigh the benefits of a more elaborate quantitative approach.

CASH BONUSES

                  In 1998, the Compensation Committee established the formulas for cash bonuses to be paid to each executive officer of the Company, including the Chief Executive Officer, at the same time it determined base salaries, utilizing the same criteria discussed above. Each such executive officer's cash bonus was computed as a percentage of base salary depending on the Company's earnings per share. The Compensation Committee selected a percentage for each such executive officer intended to result in bonus compensation which, if the Company met certain identified profit objectives, would constitute a significant portion of such executive officer's total cash compensation for the year, ranging from 20% to 90% of base salary depending on position. The Compensation Committee selected higher percentages for certain senior executive officers, reflecting their greater ability to influence Company results, and in order to ensure that a greater portion of such officers' total cash compensation was exposed to the risk of Company performance.

EMPLOYEE STOCK OPTION PROGRAM

                  The Compensation Committee believes that compensation through the Company's stock option program, which provides the opportunity for stock ownership (and significant long-term appreciation in value), should represent the most significant component of executive officer potential compensation. The Compensation Committee believes that the use of such a stock option program is the most effective means to align the long-term interests of its executive officers with those of the Company's shareholders.

                  The Company's stock option plans authorize the Compensation Committee to award key employees, including the Chief Executive Officer and the other executive officers, options to purchase Common Stock of the Company. The stock option plans provide the Compensation Committee with broad discretion to determine the recipients of such awards and the terms of the options awarded. The Compensation Committee has exercised such discretion in implementing a program of annual stock option grants to Company employees. An annual grant program has been in place for several years consisting of annual grants of specified numbers of options to employees in specified job positions. This currently ranges from 500 options to restaurant level and certain administrative employees to 15,000 options to the Chief Executive Officer and the Vice Chairman, 12,500 options to the President, 10,000 options to each Executive Vice President, 7,500 options to each Senior Vice President, and 5,000 options to each Vice President of the Company. The Compensation Committee has established the number of options to be granted to each participating employee after considering the same factors considered in setting base salary and bonuses (other than compensation studies), as well as additional factors such as the number of options available under the Company's stock option plans and the historical performance of the Company's stock. The number established for various levels of participating employees generally increases with their authority and responsibility for Company affairs. Grants are made at the time a person first qualifies for options under the program (for example, when promoted to a new position) and then again annually in each succeeding year. Employees may receive two option grants in any fiscal year in which they have been promoted. The annual stock option grant program is subject to change from time to time by the Compensation Committee.

                  In addition to the annual stock option grant program, the Compensation Committee has made in the past, and may make in the future, further stock option grants to employees, including executive officers. Additional information about stock option awards made to each executive officer of the Company named in the Summary Compensation Table is set forth in the tables below.

                  The Compensation Committee believes that its approach to compensation, as represented by the different components of each executive officer's compensation package, and the resulting levels of compensation paid to the Company's executive officers, continues to be appropriate.

OTHER OFFICER COMPENSATION

                  The Company occasionally defrays moving expenses of executive officers (as well as other management employees) when such a move is made at the Company's request. The Company provides certain executive officers (including the Chief Executive Officer) with automobile allowances and pays certain travel expenses. The Compensation Committee considers such payments, which are administered by the Company, to be incidental to the primary compensation objectives described above, and the amounts of such payments are for the most part unrelated to Company performance.

                  The Company maintains certain broad based employee benefit plans in which its executive officers are permitted to participate, including retirement, term life, and health insurance plans. It also subsidizes the expense of annual executive health screenings for each executive officer that elects to participate in this program. The Company's retirement plan is a 401(k) plan which allows certain employees meeting length-of-service and other eligibility criteria to make pre-tax contributions, and in which the Company has the discretionary option to match employee contributions in an amount less than or equal to the employee's contribution up to a maximum of 4% of the employee's base salary. The matching contributions made by the Company to each named executive officers' 401(k) plan accounts is reflected in the "Summary Compensation Table" accompanying this report.

POLICY AS TO NONDEDUCTIBLE COMPENSATION

              Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1,000,000 paid by a company to an executive officer. Other than limiting the maximum number of shares that may be awarded to any employee under the 1995 Stock Option Plan in any calendar year to 100,000 shares, the Compensation Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers for at least the current year.

                                                    Walter R. Barry, Jr.
                                                    Marvin W. Goldstein
                                                    Alan S. McDowell
                                                    Michael T. Sweeney

SUMMARY COMPENSATION TABLE

              The following Summary Compensation Table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the four other highest paid executive officers of the Company at the end of fiscal 1998. Amounts shown indicate compensation paid for service to the Company in all capacities.


                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                  ANNUAL COMPENSATION                    ------------
                                                                            OTHER           SHARES
NAME AND PRINCIPAL                                                         ANNUAL         UNDERLYING      ALL OTHER
  POSITION(S)                         YEAR       SALARY       BONUS     COMPENSATION(1)   OPTIONS (#)    COMPENSATION
--------------------------            ----       ------       -----     ---------------   -----------    ------------
Roe H. Hatlen, Chairman of the        1998     $250,000      $117,000         --             65,000
Board and Chief Executive Officer     1997      250,000             0         --            115,000
                                      1996      150,000       189,576         --             15,000

C. Dennis Scott, Vice Chairman        1998      250,000       117,000         --             65,000
of the Board(2)                       1997      250,000             0         --            115,000
                                      1996      194,231       114,245         --             35,100

Kerry A. Kramp, President (3)         1998      246,635(6)     64,375         --             50,000
and Chief Operating Officer(4)        1997      225,000(6)          0         --             87,500        $16,706(7)
                                      1996      159,423        98,980         --            110,100         48,086(7)

David Goronkin, Executive             1998      170,000        44,375         --             25,750
Vice President of Operations(3)       1997      145,654             0         --             20,000
                                      1996      100,385        26,159         --             36,700         51,300(8)

Thomas F. Hubbard, Formerly           1998      200,000        10,500         --             10,000
Executive Vice President of           1997      200,000        27,990         --             10,000
Real Estate and Development (5)       1996      115,096        22,500         --             36,700

--------------------------------
(1) The Company provides standard employee medical, dental, term life and disability coverage to its executive officers, and subsidizes the expense of an annual executive health screening for each officer. It also provides company car and travel benefits to certain officers. The value of all such "Other Annual Compensation" is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above.
(2) Position held since the HomeTown Merger on September 20, 1996; includes compensation paid by HomeTown through that date; formerly Chief Operating Officer from September 20, 1996 through August 1998.
(3) Position held since the HomeTown Merger on September 20, 1996; includes compensation paid by HomeTown through that date.
(4)      Position held since August 1998.
(5) Position held since the HomeTown Merger on September 20, 1996 through December 30, 1998; includes compensation paid by HomeTown through September 20, 1996.

(6) Annual compensation for 1997 and 1998 includes amounts deferred under the Company's 401(k) retirement savings plan.
(7) Includes $15,494 in 1997 and $48,086 in 1996 for relocation expenses paid to Mr. Kramp in connection with the HomeTown Merger. Includes $1,212 in 1997 in Company matching contributions to the 401(k) retirement savings plan. This amount was paid on March 16, 1998. The Company matching contribution to the 401(k) retirement savings plan for 1998 has not been determined.
(8) Includes $51,300 in 1996 for relocation expenses paid to Mr. Goronkin in connection with the HomeTown Merger.

OPTIONS GRANTED IN FISCAL 1998

                  The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options granted during the fiscal year ended December 30, 1998.

                                    OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------------------
                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE AT
                                             PERCENT OF TOTAL                                          ASSUMED ANNUAL
                      NUMBER OF SHARES      OPTIONS GRANTED TO     EXERCISE                         RATES OF STOCK PRICE
                        UNDERLYING            EMPLOYEES IN          PRICE        EXPIRATION    APPRECIATION FOR OPTION TERM (1)
    NAME              OPTIONS GRANTED          FISCAL YEAR          ($/SH)          DATE               5%($)           10%($)
---------------       ---------------       ------------------      ------       ----------    --------------------------------
Roe H. Hatlen            15,000                    1.14%             $15.69        5/18/08           $147,987     $  375,028
                         50,000                    3.79               12.63        12/7/08            396,989      1,006,050

C. Dennis Scott          15,000                    1.14               15.69        5/18/08            147,987        375,028
                         50,000                    3.79               12.63        12/7/08            396,989      1,006,050

Kerry A. Kramp           12,500                     .95               13.81        8/10/08            108,583        275,170
                         37,500                    2.84               12.63        12/7/08            297,742        754,537

David Goronkin           25,750                    1.95               15.69        5/18/08            254,044        643,797

Thomas F. Hubbard        10,000                     .76               11.63        11/2/08             73,109        185,273

-----------------------------
(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                  These options to executive officers were granted under the Company's 1988 or 1995 Stock Option Plans as discussed in "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--EMPLOYEE STOCK OPTION PROGRAM" set forth above. Such options have ten year terms, have exercise prices per share equal to fair market value, as determined under the plans, of a share of Common Stock on the effective date of grant, and are exercisable in 20% increments on the five anniversary dates after the date of grant. Such options are exercisable only while the named executive officer is an employee of the Company or, if such officer has been continuously employed by the Company (or a parent or subsidiary thereof) for at least twelve full calendar months following the grant of the option, during a limited period after cessation of such officer's employment, the duration of which period ranges from three months to one year depending on the timing of and reason for such cessation. Such options expire when they cease to become exercisable. Such options are automatically accelerated (and become exercisable in full) in the event of a friendly or hostile "change in control" of the Company. A "change in control" will result if certain changes in the Board of Directors, certain concentrations of voting power or certain mergers, sales of corporate assets or similar transactions occur. The grants to each named executive officer are conditioned upon such officer agreeing not to compete with the Company during such officer's employment and for a period of two years thereafter.

ADDITIONAL INFORMATION ABOUT OPTIONS

                  The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options exercised during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SHARES UNDERLYING             VALUE OF UNEXERCISED
                          SHARES                        UNEXERCISED OPTIONS AT FISCAL          IN THE MONEY OPTIONS AT
                         ACQUIRED         VALUE                 YEAR-END (#)                     FISCAL YEAR-END (2)
                            ON          REALIZED (1)    -----------------------------        ------------------------------
   NAME                 EXERCISE (#)         $          EXERCISABLE     UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
---------------         ------------    -----------     -----------     -------------        -----------      -------------
Roe H. Hatlen                  0        $      0          543,000          162,000             $625,313          $210,625

C. Dennis Scott                0               0          122,580          197,820              182,664           248,161

Kerry A. Kramp            39,040         416,854          119,080          185,420              326,008           201,119

David Goronkin                 0               0           31,550           68,450               34,630            54,690

Thomas F. Hubbard         14,040          91,400           36,570           47,040               66,993            52,845

---------------------------
(1) Market value of underlying securities on date of exercise minus the exercise price.
(2) Market value of underlying  securities at year-end minus the exercise price.


                              EMPLOYMENT AGREEMENTS

    In connection with the HomeTown Merger, the Company entered into an Employment Agreement dated September 20, 1996 with Kerry A. Kramp, formerly President of HomeTown, pursuant to which the Company engaged Mr. Kramp as President of the Company (the "Employment Agreement"). The Employment Agreement expired on September 20, 1998. It contains certain severance provisions which no longer apply since the expiration of the agreement. For the duration of the agreement, the Employment Agreement entitled Mr. Kramp to an annual minimum base salary of $200,000 and to participate in the Company's cash bonus program with the opportunity, based on meeting established performance criteria, to earn bonus compensation equal to at least 50% of his base compensation. Coinciding with the 1996 merger, Mr. Kramp also received a grant under the Company's 1988 Stock Option Plan of stock options to purchase 75,000 shares of the Company's Common Stock, exercisable at the fair market value on the date of grant. The Employment Agreement contains certain restrictive covenants (which continue to apply following the expiration of the Agreement), including certain covenants not to compete for a period following termination and limitations on the disclosure or use of proprietary information.

                                PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return, assuming the reinvestment of all dividends, on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index for the same periods.


                                     [GRAPH]



                                   FISCAL YEAR



                 1993      1994      1995       1996       1997        1998
--------------------------------------------------------------------------------

S&P 500 INDEX    $100    $101.32   $139.40    $171.40    $228.59     $293.91
--------------------------------------------------------------------------------

BUFFETS, INC.     100      38.35     53.40      35.44      36.41       46.36
--------------------------------------------------------------------------------

RESTAURANTS       100      99.69    149.51     147.72     158.61      248.57
--------------------------------------------------------------------------------

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

SUMMARY OF OWNERSHIP

         The following table shows ownership of the Common Stock of the Company as of March 19, 1999 (unless otherwise indicated), by each person who, to the knowledge of the Company, owned beneficially more than five percent of such stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Shares are held directly with sole investment and voting power unless otherwise indicated.

                                                                                 Approximate
Name and Address of Individual or Identity of Group         Number of Shares       Percent
--------------------------------------------------------------------------------------------
Roe H. Hatlen                                               1,712,438     (1)       3.9%

C. Dennis Scott                                               494,690     (2)       1.1

Kerry A. Kramp                                                163,946     (3)        *

David Goronkin                                                 38,879     (4)        *

Thomas F. Hubbard                                              47,088     (5)        *

Walter R. Barry, Jr.                                           48,124     (6)        *

Marvin W. Goldstein                                            20,000     (7)        *

Alan S. McDowell                                              262,180     (8)        *

Michael T. Sweeney                                             10,500     (9)        *

Massachusetts Financial Services Company                    4,823,857    (10)      11.0
   500 Boylston Street
   Boston, MA 02116

MFS Series Trust II - MFS Emerging
Growth Fund (10)
   500 Boylston Street
   Boston, MA 02116

                                       15




                                                                                Approximate
Name and Address of Individual or Identity of Group         Number of Shares      Percent
-------------------------------------------------------------------------------------------
Capital Guardian Trust Company                                2,236,000    (11)       5.1
   333 South Hope Street
   Los Angeles, CA 90071

All directors and executive officers as a group (14 persons)  3,412,450    (12)       7.6

--------------------------------
*  Less than one percent.

(1) Includes 132,026 shares owned of record by members of Mr. Hatlen's family sharing his household and 93,744 shares owned of record by Mr. Hatlen's wife as trustee for their children, as to all of which Mr. Hatlen disclaims beneficial ownership, 61,750 shares owned of record by the Hatlen Foundation (of which Mr. Hatlen is an officer) and 549,000 shares subject to stock options exercisable within 60 days.

(2) Includes 148,320 shares subject to stock options exercisable within 60 days.

(3) Includes 157 shares owned of record by Mr. Kramp as custodian for his nephew and nieces, and 131,950 shares subject to stock options exercisable within 60 days.

(4) Includes 35,060 shares subject to stock options exercisable within 60 days.

(5) Includes 36,570 shares subject to stock options exercisable within 60 days. Mr. Hubbard ceased to be an executive officer at the end of 1998. The shares beneficially owned by Mr. Hubbard are therefore not included in the "All directors and officers as a group" total.

(6) Includes 8,000 shares subject to stock options exercisable within 60 days.

(7) Includes 10,000 shares subject to stock options exercisable within 60 days.

(8) Includes 19,680 shares owned of record by Mr. McDowell's daughter and son and 6,500 shares owned of record by the McDowell Foundation (of which Mr. McDowell is an officer), as to all of which Mr. McDowell disclaims beneficial ownership.

(9) Includes 500 shares owned of record by the Sweeney Family Educational Trust, with respect to which Mr. Sweeney disclaims beneficial ownership, and 10,000 shares subject to stock options exercisable within 60 days.

(10) Massachusetts Financial Services Company has sole power to vote 4,780,294 of such shares and sole power to dispose of all of such shares. These shares include 3,124,450 shares, which represent approximately 7.1% of the Company's outstanding Common Stock, over which MFS Series Trust II - MFS Emerging Growth Fund exercises voting and/or dispositive power. The information relating to the beneficial ownership of Massachusetts Financial Services Company and MFS Series Trust II - MFS Emerging Growth Fund has been derived from the Schedule 13G dated February 11, 1999 filed by Massachusetts Financial Services Company and MFS Series Trust II - MFS Emerging Growth Fund with the Securities and Exchange Commission. The number of shares beneficially owned by Massachusetts Financial Services Company and MFS Series Trust II - MFS Emerging Growth Fund, respectively, is stated as of December 31, 1998.

(11) Capital Guardian Trust Company has sole power to vote 2,071,000 of such shares and sole power to dispose of all of such shares. Capital Guardian Trust Company disclaims beneficial ownership with respect to all of such shares. The information relating to the beneficial ownership of Capital Guardian Trust Company has been derived from the
         Schedule 13G dated February 8, 1999 filed by Capital Guardian Trust Company, Capital International Limited and Capital International S.A. with the Securities and Exchange Commission. The number of shares beneficially owned by Capital Guardian Trust Company is stated as of December 31, 1998.

(12) Includes an aggregate of 1,161,630 shares subject to stock options exercisable within 60 days held by all directors and executive officers as a group.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it and of written representations from certain reporting persons regarding filings required to be made by such persons, the Company believes that, except as set forth below, all persons required under Section 16(a) to file beneficial ownership reports with respect to the Company's Common Stock during the fiscal year ended December 30, 1998 or prior years complied with all such reporting requirements. Neal L. Wichard, Senior Vice President of Real Estate, failed to file an amended Form 3 to correct two reporting errors contained in previously filed beneficial ownership reports.

                              CERTAIN TRANSACTIONS

                  Since 1995, the Company has made charitable contributions aggregating $382,192 to Minnesota Life College ("MLC"), a Minnesota nonprofit corporation. Of this sum, $50,000 was paid in 1998. MLC is organized and operated to help young adults with learning disabilities make the transition to independent living. Roe H. Hatlen, the Chairman and Chief Executive Officer of the Company, is a founder and a director of MLC; his wife, Beverly T. Hatlen, is a founder and Chair of the Board; Marguerite C. Nesset, the Vice President of Accounting and Controller of the Company, is the Treasurer and a director. The Company is entitled to appoint two directors of MLC. The directors currently appointed by the Company are Mr. Hatlen and Ms. Nesset.

                  Kerry A. Kramp, Thomas F. Hubbard, and K. Michael Shrader, the Company's President and Chief Operating Officer, former Executive Vice President of Real Estate and Development, and Executive Vice President of Human Resources and Training, respectively, were indebted to the Company during 1998 in the maximum amounts of $172,466, $124,521 and $73,844, respectively. As of March 16, 1999, the amount outstanding under such loans were $169,571, $21,550 and $59,552, respectively. Mr. Kramp's loan is evidenced by a promissory note in favor of the Company dated December 31, 1996 in the principal sum of $173,904 and is secured by the pledge by Mr. Kramp of certain Company Common Stock and stock options. The promissory note includes loans previously made to Mr. Kramp by HomeTown Buffet, Inc. under promissory notes dated August 23, 1993 and April 13, 1995, as well as $86,400 advanced to Mr. Kramp by the Company in 1996. Interest accrues on the unpaid principal balance of Mr. Kramp's loan at the rate of 8% per annum. Mr. Hubbard's loan is evidenced by a promissory note in favor of HomeTown Buffet, Inc., dated November 9, 1993 in the principal sum of $21,000 with interest accruing on the unpaid principal balance at the rate of 7% per annum. Mr. Hubbard's loan is secured by the pledge by Mr. Hubbard of certain Company Common Stock and stock options. Mr. Hubbard paid off the loan dated August 13, 1996 in the principal sum of $85,000 plus accrued interest on June 23, 1998. Mr. Shrader's loan is evidenced by a promissory note in favor of HomeTown Buffet, Inc. dated

August 7, 1996 in the principal sum of $65,000 and is secured by the pledge by Mr. Shrader of certain Company Common Stock and stock options. Interest accrues on the unpaid principal balance of Mr. Shrader's loan at the prevailing prime rate of USBank of Minneapolis plus 1% per annum. All of the amounts advanced to Messrs. Kramp, Hubbard and Shrader in 1996 were in connection with, or in anticipation of, the relocation of such persons to Minneapolis.

                          ITEM 2: SELECTION OF AUDITORS

                  The Board of Directors has appointed  Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 29, 1999, it being intended that such appointment would be presented for ratification by the shareholders. Deloitte & Touche LLP has audited the financial statements of the Company for the fiscal year ended December 30, 1998. Deloitte & Touche LLP will have representatives at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

                  In the event the shareholders do not ratify the appointment of Deloitte & Touche LLP, the selection of other independent auditors will be considered by the Board of Directors.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

                  The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may properly come before the meeting in addition to the scheduled items of business, including the approval of the minutes of the prior annual meeting of the Company's shareholders. It is intended that proxies solicited by the Board of Directors, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

                  The Management knows of no other matters that may properly be presented at the annual meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgement.

                  All shareholder proposals intended to be presented at the next annual meeting of the Company in 2000 and desired to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company at its principal executive office no later than December 1, 1999. If notice of any other shareholder proposal intended to be presented at that meeting is not received by the Company on or before February 14, 2000, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies named in such proxy to vote in their discretion on such proposal without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.

                  Please mark, sign, date and return promptly the enclosed proxy provided. The signing of a proxy will not prevent you from attending the meeting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              H. Thomas Mitchell, Secretary


Dated:  March 31, 1999

                              [Front of proxy card]

                                  BUFFETS, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints Clark C. Grant and H. Thomas Mitchell, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's Old Country Buffet(R) restaurant, 13603 Grove Drive, Maple Grove, Minnesota at 9:00 a.m. on Tuesday, May 11, 1999, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

         Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

               (To be Completed, Signed and Dated on Reverse Side)

                             [Reverse of proxy card]

 /X/  Please mark your votes as in this example.

The Board of Directors shall consist of six members.

Nominees:             Walter R. Barry, Jr.             Alan S. McDowell
                      Marvin W. Goldstein              C. Dennis Scott
                      Roe H. Hatlen                    Michael T. Sweeney

1.       Election of Directors                FOR           WITHHOLD
                                               o               o

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below)

--------------------------------------------------

2.       Approving Deloitte & Touche LLP as independent  FOR   AGAINST   ABSTAIN
         auditors for the current fiscal year.            o       o         o

3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

NOTE: THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

-------------------------------------     ---------
SIGNATURE                                   DATE

-------------------------------------     ---------
SIGNATURE (SIGNATURE IF HELD JOINTLY)       DATE

NOTE: Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign.

PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.